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                                 Exhibit 10 (a)
                                   EXHIBIT E

                      THE NEWHALL LAND AND FARMING COMPANY
                       (A CALIFORNIA LIMITED PARTNERSHIP)

                        OPTION, APPRECIATION RIGHTS AND
                             RESTRICTED UNITS PLAN
                        FIRST AMENDMENT AND RESTATEMENT

1. PURPOSE.

         The Newhall Land and Farming Company Option, Appreciation Rights and Restricted Units Plan ("Plan") is intended to benefit The Newhall Land and Farming Company (a California Limited Partnership) ("Partnership") by encouraging certain key employees of the Partnership, its affiliates and Newhall Management Corporation ("NMC"), the Partnership's managing general partner, to acquire a proprietary interest in the Partnership's success, and thereby motivate, attract, and retain in the employ of the Partnership, its affiliates and NMC those highly competent people upon whose judgment, initiative, and leadership the success of the Partnership depends. For purposes of the Plan, the term "Awards" encompasses options, appreciation rights and restricted units.

2. ADMINISTRATION.

         This Plan shall be administered by either the Board of Directors ("Board") of NMC, or a committee ("Committee") consisting of three (3) or more members appointed by the Board, none of whom is or at any time within the preceding one (1) year was eligible to receive an Award under the Plan. For the purposes of the Plan, the term "Committee" shall refer to the Board, if the Board has not appointed a committee to administer the Plan. The Committee shall have and exercise all of the powers and authority granted to it by the provisions of the Plan.

         Subject to the express provisions and limitations of the Plan, the Committee shall establish, and may from time to time amend, such rules, regulations, and procedures with respect to the Plan as it deems appropriate. All questions arising under the Plan. the terms of any Award granted pursuant to the Plan, or any rule, regulation, or procedure adopted by the Committee shall be determined by the Committee. Such determinations shall be final, binding, and conclusive. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

3. DEPOSITARY UNITS.

         (a) The equity securities to be subject to Awards under the Plan shall be limited partnership interests in the Partnership represented by transferable depositary units. The aggregate number of depositary units which may be issued under options or Restricted Units granted pursuant to the Plan. or with respect to which appreciation rights or

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                                 Exhibit 10 (a)

Restricted Units payments may be made, shall not exceed 600,000, and subject to adjustment as provided in Section 3(b) of the Plan. Should any Award or any portion thereof be terminated or cancelled for any reason (including pursuant to a cancellation and new grant of Awards pursuant to Section 9) without the full number of depositary units, or cash in lieu thereof, being paid to the holder thereunder, the depositary units subject to such terminated or cancelled portion of the Award shall be available for subsequent Award grants under this Plan. Depositary units subject to appreciation rights exercised in accordance with Section 6 shall not be available for subsequent grant under the Plan. If cash is paid in lieu of the issuance of depositary units under a Restricted Unit, the number of depositary units with respect to which such payment is made shall not be available for subsequent Awards under the Plan.

         (b) In the event that (i) any change is made to the depositary units issuable under the Plan or (ii ) the Partnership makes a distribution to holders of depositary units which results from the sale or disposition of a major asset or separate operating division of the Partnership and, in the judgment of the Committee would significantly dilute the rights of holders of Awards, then, subject to the provisions of Section 7 of the Plan, the Committee may make appropriate adjustments in the maximum number and/or kind of securities issuable under the Plan to reflect the effect of such change or distribution upon the Partnership's capital structure, and may make appropriate adjustments to the number and/or kind of securities and the price of the securities subject to each outstanding Award to prevent the dilution of benefits thereunder. The adjustments determined by the Committee shall be final, binding, and conclusive.

         (c) Awards may be granted under this Plan with respect to depositary units in excess of the number specified in Section 3(a) thereof, provided that
(i) an amendment to increase such maximum number of depositary units is adopted by the Board prior to the initial grant of any such Awards and is thereafter submitted to the holders of depositary units for approval and (ii) each Award so granted is not to become exercisable, (or, in the case of a Restricted Unit, become vested) in whole or in part. at any time prior to obtaining such approval.

         (d) Depositary units issued under the Plan may be subject to such restrictions on transfer, repurchase rights, or other restrictions as shall be determined by the Committee.

4. ELIGIBILITY.

         The persons who shall be eligible to receive Awards pursuant to the Plan shall be such key employees of the Partnership, its affiliates, or NMC as the Committee shall select from time to time.

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                                 Exhibit 10 (a)

5. EFFECTIVE DATE AND TERM OF PLAN.

         (a) The First Amendment and Restatement of the Plan shall become effective when adopted by the Board.

         (b) Unless the Plan is sooner terminated in accordance with Section 7 or by the Board. no further Awards shall be granted under the Plan after the earlier of (i) the tenth (1Oth) anniversary of the date of the adoption of the First Amendment and Restatement of the Plan by the Board, or (ii) the date on which all depositary units available for issuance under the Plan have been issued or their availability cancelled by the exercise of Awards granted hereunder.

6. TERMS AND CONDITIONS OF AWARDS.

         The Committee may grant the following kinds of Awards under the Plan options, tandem appreciation rights, bonus appreciation rights and Restricted Units. All Awards shall be evidenced by instruments in such form, and including such terms and conditions, as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with the following terms and conditions:

         (a) Options.

         (1) Options granted pursuant to the Plan shall be authorized by the Committee and shall be non-statutory options not intended to meet the requirements of Section 422A of the Internal Revenue Code.

         (2) The option price per depositary receipt shall be fixed by the Committee, but shall in no event be less than one hundred percent (100%) of the fair market value of a depositary receipt on the date of the option grant. The option price shall become immediately due upon exercise of the option and shall be payable in one of the alternative forms specified below:

                 (i) full payment in United States Dollars in cash or cash equivalents;

                 (ii) if, and subject to such restrictions as the Committee shall determine, full payment in depositary units having a fair market value on the date the option is exercised equal to the option price;

                 (iii) if, and subject to such restrictions as the Committee shall determine, a combination of depositary units, valued at fair market value on the date the option is exercised, and cash or cash equivalents, equal in the aggregate to the option price; or

                 (iv) such other lawful consideration as the Committee shall determine.

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                                 Exhibit 10 (a)

         (b) Tandem Appreciation Rights. If, and upon such terms and conditions as the Committee shall specify, an option may provide, or may be amended to provide, that the option holder may surrender all or part of the option to the extent then exercisable, in exchange for an appreciation distribution equal in amount to the difference between (i) the fair market value (at date of surrender) of the depositary units for which the surrendered option or portion thereof is then exercisable and (ii) the aggregate option price payable for such depositary units. Such distribution shall be payable in depositary units valued at fair market value on date of surrender or, if and upon such terms and conditions as the Committee shall specify, in cash, or partly in depositary units and partly in cash.

         (c) Bonus Appreciation Rights. If, and upon such terms and conditions as the Committee shall specify, an option may include, or may be amended to include, bonus appreciation rights that are exercisable when such options are exercised, for an appreciation distribution in cash equal to the difference between the fair market value, on the date of option exercise, of the depositary units subject to the exercised option (or the exercised portion thereof) and the aggregate option price for such depositary units.

         (d) Restricted Units. Restricted Units shall consist of grants of depositary units for no consideration. Restricted Units shall be subject to such terms, conditions and restrictions (whether based on performance standards or periods of service or otherwise) as the Committee shall determine. The Committee may impose conditions that must be satisfied prior to receipt of depositary units pursuant to a Restricted Unit, and may impose restrictions (such as return or repurchase rights) that apply to depositary units acquired pursuant to a Restricted Unit for some specified period of time and/or until the occurrence of one or more specified events following the acquisition. The terms, conditions and restrictions to which Restricted Units are subject may vary from grant to grant. The Committee shall have the absolute discretion to incorporate into one or more of such instruments provisions for the payment of Restricted Units, in whole or in part, in cash in lieu of depositary units. Restricted Units granted pursuant to Section 6(d) shall be cancelled if the holders of depositary units fail to consent to the First Amendment and Restatement of the Plan, and depositary units issued pursuant to such Restricted Units shall be returned to the Partnership.

         (e) Term and Exercise of Awards. Each option or appreciation right Award granted under the Plan shall be exercisable at such time or times and during such period as shall be determined by the Committee and set forth in the instrument evidencing such Award; provided, however, that the term of any such Award shall not exceed ten (10) years from the date of grant. During the lifetime of the Award grantee, the Award shall be exercisable only by the grantee and shall not be assignable or transferable by the grantee otherwise than by will or by the laws of descent and distribution. Awards may be exercised by written notice to the Partnership in such terms as the

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                                 Exhibit 10 (a)

Committee shall specify. The grant of Awards under the Plan shall in no way affect the Partnership's right to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate. dissolve, liquidate, or sell or transfer any part of its business or assets.

         (f) Depositary Unit Holder Rights. An Award holder shall have none of the rights of a holder of depositary units with respect to any depositary units issuable under the Plan until such individual shall have been issued such depositary units.

         (g) Compliance with Rule 16b-3. The Committee may impose such conditions on exercise of an Award as may be required to satisfy the requirements of Rule 16b-3 of the Securities Exchange Act of 1934, or any other comparable provisions in effect at the time.

         (h) Withholding on Options and Restricted Units.

                 (1) In the event that an Award holder is required to pay to the Partnership an amount with respect to income and employment tax withholding obligations in connection with exercise of an option or receipt of depositary units pursuant to a Restricted Unit, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Award holder to satisfy the obligation, in whole or in part, by making an irrevocable election that a portion of the total value of the depositary units subject to the Award be paid in the form of cash in lieu of the issuance of depositary units and that such cash payment be applied to the satisfaction of the withholding obligations.

                 (2) If the Award holder is subject to the trading restrictions of Section 16(b) of the Securities Exchange Act of 1934 (the "1934 Act") at the time of exercise of an option or receipt of depositary units pursuant to a Restricted Unit and to the extent necessary to comply with Rule 16b-3 under the 1934 Act, an election under this subparagraph (h) by such individual shall be made either (i) at least six months prior to the date the amount of withholding tax due with respect to the exercise is calculated (the "Tax Date") or (ii) on or prior to the Tax Date, within a "window period" as defined in Rule 16b3(e) (3) (iii) under the 1934 Act; and shall apply only to options and Restricted Units exercised or effective six months or more after the date of grant (unless the Award holder dies or becomes disabled prior to the expiration of such six-month period). Should the Tax Date be deferred for six months following the exercise date, the full amount of depositary units purchased or received under the exercised option or Restricted Unit shall be issued to the individual, but such individual shall be obligated unconditionally, upon approval of his withholding election, to tender back to the Partnership on the Tax Date the requisite number of depositary units (plus cash for any fractional amount) needed to satisfy the designated percentage of his Federal and

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                                 Exhibit 10 (a)

         State income and employment tax withholding liability.

7. ADJUSTMENTS UPON CHANGES IN PARTNERSHIP STRUCTURE OR CONTROL.

         (a) In the event of one or more of the following transactions ("Structural Transaction") and subject to the further provisions of this
Section 7:

                 (i) the holders of the voting securities of the Partnership approve a merger or consolidation of the Partnership with any other entity, other than a merger or consolidation which would result in the voting securities of the Partnership outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 75% of the total voting power represented by the voting securities of the Partnership or such surviving entity outstanding immediately after such merger or consolidation; or

                 (ii) a plan of complete liquidation of the Partnership is adopted or the holders of the voting securities of the Partnership approve an agreement for the sale or disposition by the Partnership (in one transaction or a series of transactions) of all or substantially all the Partnership's assets, then (A) each option and appreciation right at the time outstanding under the Plan and not then otherwise fully exercisable shall, during the five (5) business day period immediately prior to the specified effective date for the Structural Transaction, become fully exercisable for up to the total number of depositary units purchasable or issuable thereunder and may be exercised for all or any portion of the depositary units for which the option is so accelerated (or surrendered for such payment in depositary units and/or cash as the appreciation right may provide) and (B) all depositary units and cash payments to which the holder of a Restricted Unit is entitled under any Restricted Unit granted under this Plan shall be delivered to the holder immediately prior to the specified effective date for the Structural Transaction, and all of the Partnership's rights to the return or repurchase of depositary units awarded pursuant to any Restricted Unit shall terminate as of the effective date of the Structural Transaction.

         In no event shall any such acceleration or termination of return or repurchase rights in connection with a Structural Transaction occur if the terms of the agreement of the Structural Transaction require as a condition to consummation that the outstanding option, appreciation right or Restricted Unit shall either be assumed by the successor entity or affiliate thereof or be replaced with a comparable option, appreciation right or Restricted Unit to purchase or receive securities of the successor entity or affiliate thereof. The determination of such comparability shall be made by the Committee, and its determination shall be final, binding and conclusive. Upon

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                                 Exhibit 10 (a)

consummation of a Structural Transaction all outstanding options, appreciation rights and Restricted Units under the Plan shall, to the extent not previously exercised or paid in full or assumed by the successor entity or an affiliate, terminate.

         Notwithstanding the above, in the event of any Structural Transaction, the Committee shall have the discretion to cancel outstanding options or Restricted Units, in whole or in part, subject to such conditions as the Committee may determine, upon payment to (A) option holders with respect to each option then exercisable an amount in cash equal to the difference between
(I) the fair market value (at the effective date of such Structural Transaction) of the consideration the option holder would have received if the option had been exercised immediately prior to the effective date of such Structural Transaction and (II) the exercise price of such option and (B) holders of Restricted Units with respect to each Restricted Unit then effective an amount in cash equal to the fair market value of the depositary units subject to the Restricted Unit.

         (b) In the event of one or more of the following occurrences ("Change of Control"):

                 (i) Any "person" (as defined below), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Partnership or an entity owned directly or indirectly by the holders of depositary units of the Partnership in substantially the same proportions as their ownership of depositary units of the Partnership, becomes the "beneficial owner" (as defined below), directly or indirectly, of securities representing 25% or more of the total voting power represented by the Partnership's then outstanding voting securities; or

                 (ii) NMC is removed as Managing General Partner,

then (A) each option and appreciation right at the time outstanding under the Plan and not then otherwise fully exercisable shall become immediately exercisable as of the date of the Change of Control (subject to the limitations of Rule 16b-3 of the Securities and Exchange Commission), for up to the total number of depositary units purchasable or issuable thereunder under such option and may be exercised for all or any portion of the depositary units for which the option is so accelerated (or surrendered for such payment in depositary units and/or cash as the appreciation right may provide), subject to the limitations of Rule 16b-3 of the Securities and Exchange Commission, and (B) all depositary units and cash payments to which a holder of a Restricted Unit is entitled under any Restricted Unit granted pursuant to this Plan shall be delivered to the holder on or as soon as practicable following the Change of Control, and all of the Partnership's rights to the return or repurchase of depositary units awarded pursuant to such Restricted Unit shall terminate as of the date of the Change of Control.

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                                 Exhibit 10 (a)

         For purposes of this subparagraph, "person" shall mean any individual, firm, company or other entity and shall include any group comprised of any person and any other person with whom such person or an Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purposes of acquiring, holding, voting or disposing of Partnership interests.

         For purposes of this subparagraph, a person shall be a beneficial owner of any Partnership interest (i) which such person or any of its Affiliates or Associates (as defined in Rule 12b-2 under the Securities Act of 1933, reading the term "registrant" to mean the Partnership, and except that "Associate" as used herein shall not include any relative or spouse of such person, or any relative of such spouse, who is also a director or officer of NMC, merely because of such directorship or officership) beneficially owns, directly or indirectly; (ii) with regard to which such person or any of its affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Partnership interest.

         (c) If any change is made to the depositary units issuable under the Plan by reason of a Structural Transaction or a Change of Control that does not result in the termination of all outstanding options and appreciation rights and all outstanding rights of the Partnership to the return or repurchase of depositary units awarded pursuant to Restricted Units pursuant to the provisions of this Section 7, the Committee may adjust the maximum number of depositary units issuable under the Plan, the number of depositary units subject to options, appreciation rights and Restricted Units, and the option price, as provided in Section 3(b).

8. VALUATION.

         For purposes of the Plan, the fair market value of a depositary unit or other property on any relevant date shall be determined by the Committee in accordance with such method of valuation as the Committee shall determine to be reasonable and appropriate.

9. CANCELLATION AND NEW GRANT OF AWARDS.

The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected Award holders, the cancellation of any or all outstanding Awards under the Plan and to grant in substitution therefor new Awards under the Plan covering the same or different number and class of depositary units but (if the

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                                 Exhibit 10 (a)

Award is an option) having a price per depositary unit not less than fair market value on the new grant date.

10. AMENDMENT OF THE PLAN AND AWARDS.

         The Board shall have complete and exclusive power and authority to amend or modify the Plan and the Committee may amend or modify outstanding Awards issued under the Plan in any or all aspects whatsoever not inconsistent with the terms of the Plan; provided, however, that no such amendment or modification shall adversely affect the rights of an Award holder with respect to Awards at the time outstanding under the Plan unless the Award holder consents to such amendment; and provided, further, that the Board shall not, without the approval of the holders of depositary units, amend the Plan to (i) materially increase the maximum number of depositary units which may be issued under the Plan, except for permissible adjustments under Section 3(b), (ii) materially increase the benefits accruing to individuals who participate in the Plan, or (iii) materially modify the eligibility requirements for the grant of Awards under the Plan.

11. USE OF PROCEEDS.

         The proceeds received by the Partnership from the sale of depositary units pursuant to options granted under the Plan shall be used for general Partnership purposes.

12. WITHHOLDING.

         The Partnership's obligation to deliver depositary units or cash pursuant to any Award granted under the Plan shall be subject to the Award holder's satisfaction of all applicable Federal, state, and local income and employment tax withholding requirements.

13. REGULATORY APPROVALS.

         The implementation of the Plan, the granting of Awards hereunder, and the issuance of depositary units or cash pursuant to any such Awards shall be subject to the Partnership's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, and the depositary units issued pursuant to it.